UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2023

Tabula Rasa HealthCare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37888	46-5726437
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Strawbridge Drive, Suite 100, Moorestown, New Jersey	08057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 648-2767

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRHC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed, on August 5, 2023, Tabula Rasa HealthCare, Inc. (“TRHC” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Locke Buyer, LLC, a Delaware limited liability company (“Parent”), and Locke Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), which provides for the merger of Merger Sub with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

On November 3, 2023 (the “Closing Date”), on the terms and subject to the conditions set forth in the Merger Agreement and pursuant to and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), the Merger was consummated. At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, and the Company survived the Merger as a wholly owned subsidiary of Parent.

Item 1.01	Entry into a Material Definitive Agreement.

Supplemental Indenture

In connection with the consummation of the Merger, on the Closing Date, the Company and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as trustee (the “Trustee”), entered into the supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of February 12, 2019, between the Company and the Trustee (the “Indenture”) governing the Company’s 1.75% Convertible Senior Subordinated Notes due 2026 (the “2026 Convertible Notes”).

Pursuant to the terms of the Indenture, the Company was required to enter into the Supplemental Indenture prior to or at the Effective Time. The Supplemental Indenture provides that, at and after the Effective Time, the right to convert each $1,000 principal amount of the 2026 Convertible Notes will be changed into a right to convert such principal amount of the 2026 Convertible Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”), equal to the conversion rate immediately prior to the Effective Time would have owned or been entitled to receive at the Effective Time. Accordingly, any reference in respect of a holder’s conversion rights to a share of Company Common Stock in the Indenture will be deemed a reference to a right to receive a cash amount equal to $10.50.

Credit Agreement

In addition, on the Closing Date, affiliates of Parent entered into the Credit Agreement (the “Credit Agreement”) by and among CPRx Intermediate Holdings, LLC, as a guarantor, CPRx Parent Holdings, LLC, as a guarantor, ExactCare Parent, Inc., as administrative borrower, CPRX Midco, Inc., as a borrower, the subsidiary guarantors party thereto from time to time, the lenders party thereto from time to time, the L/C issuers party thereto from time to time, Midcap Financial Trust, as administrative agent, L/C issuer and swing line lender, governing the senior secured credit facilities, which include (i) a term loan facility in an aggregate principal amount of $275 million, maturing on the sixth anniversary of the Closing Date and (ii) a revolving credit facility in an aggregate committed principal amount of $30 million, including both a letter of credit sub facility and a swingline loan sub facility, maturing on the sixth anniversary of the Closing Date. The obligations under the Credit Agreement are secured on a first priority basis by substantially all assets of the borrowers and the guarantors under the Credit Agreement (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of this type.

The foregoing descriptions of the Indenture, the Supplemental Indenture and the Credit Agreement contained in this Item 1.01 do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Indenture, the Supplemental Indenture and the Credit Agreement. A copy of the Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on February 12, 2019 and a copy of the Supplemental Indenture is filed herewith as Exhibit 4.1. The Indenture and the Supplemental Indenture are incorporated herein by reference.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

2026 Convertible Note Hedge Transactions and 2026 Warrant Transactions

As previously disclosed, in connection with the issuance of the 2026 Convertible Notes, on February 7, 2019 and February 8, 2019, the Company entered into convertible note hedge transactions (the “2026 Convertible Note Hedge Transactions”) and warrant transactions (the “2026 Warrant Transactions”) with Bank of America, N.A. and Citibank, N.A. (the “2026 Option Counterparties”). In connection with the Merger, the Company and the 2026 Option Counterparties agreed to terminate all outstanding 2026 Convertible Note Hedge Transactions and 2026 Warrant Transactions effective as of the Closing Date, resulting in a de minimis payment to the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described above, at the Effective Time, on the terms and subject to the conditions set forth in the Merger Agreement, (i) Parent completed its previously announced acquisition of the Company, (ii) the Company became a wholly owned subsidiary of Parent and (iii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock that, immediately prior to the Effective Time, were (a) owned by Parent or Merger Sub, (b) owned by the Company as treasury shares or (iii) held by any person who properly exercised appraisal rights under the DGCL) converted into the right to receive an amount in cash equal to $10.50 per share, without interest (the “Merger Consideration”).

In addition, on the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each outstanding (i) (A) restricted stock unit that was subject solely to time-based vesting conditions (each, a “Company RSU”), whether vested or unvested, and (B) share of Company Common Stock that was subject to vesting, repurchase or forfeiture (each, a “Company Restricted Share”), and (ii) restricted stock unit that was subject to both performance-based and time-based vesting conditions (each, a “Company PSU”) that was vested as of immediately prior to the Effective Time but not yet settled or that automatically vested as a result of the Merger in accordance with its terms and without the exercise of discretion (each, a “Vested Company PSU”), in the case of each of clause (i) and (ii), was canceled and the holder thereof became entitled to receive an amount in cash equal to the Merger Consideration, provided that any Company PSU that did not constitute a Vested Company PSU was forfeited and canceled for no consideration. Moreover, at the Effective Time, each outstanding option to purchase shares of Company Common Stock as of immediately prior to the Effective Time, whether vested or unvested, was canceled and the holder thereof became entitled to receive an amount in cash equal to the product of the number of shares of Company Common Stock subject to such option, multiplied by the excess of the Merger Consideration over the exercise price per share, provided that any such option with an exercise price per share equal to or greater than the Merger Consideration was canceled for no consideration.

The Merger Consideration was funded through equity contributions received by Parent and with proceeds from debt financing.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 7, 2023, the terms of which are incorporated herein by reference.

The information in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.04.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the NASDAQ Global Market (together with the Nasdaq Stock Market LLC, “NASDAQ”) on October 31, 2023 of the anticipated closing of the Merger on the Closing Date and requested that the trading of the Company Common Stock be suspended and listing of the Company Common Stock on NASDAQ be removed. On November 3, 2023, NASDAQ filed with the SEC a Form 25 to report that the Company Common Stock was no longer listed on NASDAQ and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting of Company Common Stock from NASDAQ will be effective on November 13, 2023 (10 days after the filing of the Form 25). Following the effectiveness of such Form 25, the Company intends to file with the SEC a Certification and Notification of Termination on Form 15 requesting the termination of registration of Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to Company Common Stock.

The information in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Parent.

The information in the Introductory Note and in Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers.

The information in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Effective upon the consummation of the Merger, each of Brian W. Adams, Dr. Samira Beckwith, Dr. Dennis Helling, Ronald Mitchell, Kathrine O’Brien, Michael Purcell, Derek C. Schrier, Jonathan D. Schwartz and RADM Pamela Schweitzer resigned from the Board of Directors of the Company (the “Board”) and from any and all committees of the Board on which they served and ceased to be directors of the Company, and the directors of Merger Sub immediately prior to the Effective Time were appointed as directors of the Company. Immediately thereafter, Parent, as the sole stockholder of the Company, removed all of the directors of the Company and elected John Figueroa, Christopher Corey and Joseph Anderson to serve as directors of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the consummation of the Merger, effective on the Closing Date, the certificate of incorporation and bylaws of the Company were each amended and restated in their entirety. A copy of the Tabula Rasa HealthCare, Inc. Certificate of Incorporation, Second Amended and Restated as of November 3, 2023 and the Tabula Rasa HealthCare, Inc. Bylaws, Second Amended and Restated as of November 3, 2023 are filed herewith as Exhibit 3.1 and 3.2, respectively, and are incorporated herein by reference.

The information in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On November 6, 2023, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on November 6, 2023, the Company notified the holders of its 2026 Convertible Notes that the consummation of the Merger constitutes a Fundamental Change, a Make-Whole Fundamental Change and a Merger Event (each, as defined in the Indenture). The effective date of each of the Fundamental Change, the Make-Whole Fundamental Change and the Merger Event is November 3, 2023, the date of the consummation of the Merger. As a result of the Fundamental Change, each holder of 2026 Convertible Notes has the right to require the Company to repurchase its 2026 Convertible Notes (in each instance, a “Fundamental Change Repurchase Right”) or submit them for conversion and settlement. In addition, as a result of the Make-Whole Fundamental Change, a holder of 2026 Convertible Notes who provides Trustee, as conversion agent, with a notice of conversion from, and including, the effective date of the Merger up to, and including, the business day immediately prior to November 3, 2023, will be deemed to have converted such Notes in connection with the Make-Whole Fundamental Change. The right of holders of 2026 Convertible Notes to convert their 2026 Convertible Notes is separate from the Fundamental Change Repurchase Right.  A copy of the notice is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

2.1*
Agreement and Plan of Merger, dated as of August 5, 2023, by and among Tabula Rasa HealthCare, Inc, Locke Buyer, LLC and Locke Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Tabula Rasa HealthCare, Inc. on August 7, 2023)

3.1	Tabula Rasa HealthCare, Inc. Certificate of Incorporation, Second Amended and Restated as of November 3, 2023

3.2	Tabula Rasa HealthCare, Inc. Bylaws, Second Amended and Restated as of November 3, 2023

4.1
Supplemental Indenture, dated as of November 3, 2023, between Tabula Rasa HealthCare, Inc. and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as Trustee

99.1	Press Release, dated November 6, 2023

99.2	Notice to Noteholders, dated November 6, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.
By:	/s/ Brian W. Adams
	Name:	Brian W. Adams
	Title:	President and Chief Executive Officer

Date: November 6, 2023